UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 16, 2018
Date of Report (Date of earliest event reported)

Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	0-26456	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(c)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In accordance with Arch Capital Group Ltd.’s (“ACGL”) succession plan, effective March 3, 2018, Marc Grandisson was promoted to the position of President and CEO of ACGL, and has also been appointed to the Board of Directors of ACGL (the “Board”) and the Executive Committee of the Board. Mr. Grandisson, age 50, joined ACGL in 2001 and most recently served as President and COO of ACGL and, prior thereto, was the Chairman and CEO of Arch Worldwide Reinsurance and Mortgage Groups. Mr. Grandisson has no family relationships with any other director or executive officer of ACGL, and there are no related party transactions between ACGL and Mr. Grandisson other than those required to be disclosed in ACGL’s proxy statement dated March 16, 2018 for its 2018 Annual General Meeting, which is incorporated herein by reference. As certain information called for by Item 5.02(c)(3) is not yet determined or is unavailable at this time, ACGL will provide such information in an amendment to this Form 8-K within four (4) business days after the information is determined or becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: March 16, 2018	By:	/s/ Mark D. Lyons
		Name:	Mark D. Lyons
		Title:	Executive Vice President, Chief Financial Officer and Treasurer